Exhibit 23.1 Consent of Independent Registered Public Accounting Firm We consent to the use of our reports dated February 12, 2026, with respect to the consolidated financial statements of Insight Enterprises, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference. /s/ KPMG LLP Phoenix, Arizona April 15, 2026